As filed with the Securities and Exchange Commission on May 12, 2015
Registration No. 333-_________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
STERLING CONSTRUCTION COMPANY, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)		25-1655321 (I.R.S. Employer Identification No.)
1800 Hughes Landing Blvd. The Woodlands, Texas (Address of principal executive offices)		77380 (Zip Code)
Restricted Stock Agreement (Full title of the plan)
Roger M. Barzun General Counsel 1800 Hughes Landing Blvd. The Woodlands, Texas 77380 (Name and address of agent for service)
(281) 214-0800 (Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):
[   ] Large accelerated filer
[X] Accelerated filer
[   ] Non-accelerated filer (Do not check if a smaller reporting company)
[   ] Smaller reporting company

CALCULATION OF REGISTRATION FEE
Title of securities to be registered (1)	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock	600,000	$4.08	$2,448,000	$284.46

(1)
This Registration Statement also covers an indeterminate number of shares as may become issuable under the Plan in the event of a stock dividend, split-up of shares, spin-off, merger, consolidation, reorganization, recapitalization, or other similar change in the common stock.

(2)
Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(h)(1) of the Securities Act of 1933 based on the average of the high and low sales prices reported by the Nasdaq Global Select Market on May 8, 2015.

Explanatory Note

This Registration Statement has been prepared in accordance with the requirements of Form S-8, and relates to 600,000 shares of Common Stock, $.01 par value, of Sterling Construction Company, Inc. (the "Company") that are to be issued pursuant to a special, one-time stock plan for the benefit of the Company's Chief Executive Officer.

PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to the participant in the Plan listed on the cover of this registration statement (the “Registration Statement”) as specified by Rule 428(b)(1) under the Securities Act of 1933 (the "Securities Act").  In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

Item 3.	Incorporation of Documents by Reference

The following documents, which have been previously filed by the Company with the Securities and Exchange Commission (the "SEC"), are incorporated by reference into this Registration Statement, other than any portions of the listed filings that were furnished rather than filed (pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K or other applicable SEC rules):

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 as filed with the SEC on March 16, 2015 (File No. 001-31993);

(b)	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015 as filed with the SEC on May 11, 2015 (File No. 001-31993);

(c)	The Company’s Current Reports on Form 8-K as filed by the Company with the SEC on January 27, 2015, February 2, 2015, March 9, 2015, March 12, 2015, and May 11, 2015 (File No. 001-31993); and

(d)
The description of the Company's common stock set forth in the Company's Registration Statement on Form 8-A (File No. 000-19450), as filed with the SEC on January 11, 2006, including any subsequent amendments or reports filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K or other applicable SEC rules) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference into this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable

Item 5.	Interests of Named Experts and Counsel

The legality of the shares of Common Stock offered hereby has been passed upon for the Company by Roger M. Barzun, whose address is the Company's address, and who is an employee and officer of the Company.  Mr. Barzun is not eligible for the grant of awards under the Plan.  He currently owns 24,161 shares of the Company's common stock.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation may indemnify a director, officer, employee or agent against expenses (including attorneys' fees), judgments, fines and for amounts paid in settlement in respect of or in successful defense of any action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Article VIII of the Company's Certificate of Incorporation (the "Charter") provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability for any breach of the director's duty of loyalty to the Company or its stockholders; for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; under Section 174 of the Delaware General Corporation Law; or for any transaction from which the director derived an improper personal benefit.

The Charter further provides that if the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

Directors and officers are indemnified by the Company against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in respect of any action, suit or proceeding in which the director or officer may be involved, or with which he or she may be threatened, while in office or thereafter, by reason of his or her actions or omissions in connection with services rendered directly or indirectly to the Company during his or her term of office, such indemnification to include prompt payment of expenses in advance of the final disposition of any such action, suit or proceeding.

The Company has a defense to any action by a director or officer claiming the right to the foregoing indemnity that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the Company to indemnify the claimant for the amount claimed.  The Company has the burden of proving the defense.

The Company carries insurance covering its officers and directors against liabilities asserted, and expenses incurred in connection with their activities as officers and directors of the Company and of any of its direct or indirect subsidiaries.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed.

Not applicable

Item 8.	Exhibits

Exhibit	Description
4.1
Certificate of Incorporation of Sterling Construction Company, Inc. as amended through May 9, 2014 (incorporated by reference to Exhibit 3.0 to Sterling Construction Company, Inc.'s Current Report on Form 8-K, filed on May 13, 2014 (SEC File No. 1-31993)).

4.2
Bylaws of Sterling Construction Company, Inc. as amended through March 13, 2008 (incorporated by reference to Exhibit 3.1 to Sterling Construction Company, Inc.'s Current Report on Form 8-K, filed on March 19, 2008 (SEC File No. 1-31993)).

4.3
Form of Common Stock Certificate of Sterling Construction Company, Inc. (incorporated by reference to Exhibit 4.5 to Sterling Construction Company, Inc.'s Form 8-A, filed on January 11, 2006 (SEC File No. 1-31993)).

4.4
Employment Agreement dated as of March 9, 2015 between Sterling Construction Company, Inc. and Paul J. Varello (incorporated by reference to Exhibit 10.10 to Sterling Construction Company, Inc.'s Annual Report on Form 10-K, filed on March 16, 2015 (SEC File No. 1-31993)).

4.5
Form of Restricted Stock Agreement, which is Attachment A to the Employment Agreement dated as of March 9, 2015 between Sterling Construction Company, Inc. and Paul J. Varello (incorporated by reference to Exhibit 10.10 to Sterling Construction Company, Inc.'s Annual Report on Form 10-K, filed on March 16, 2015 (SEC File No. 1-31993)).

5*	Opinion of Roger M. Barzun as to the legality of the shares being registered.
23.1*	Consent of Grant Thornton LLP.
23.2*	Consent of Roger M. Barzun (included in Exhibit 5).
24*	Power of Attorney (included on Page 6).
__________________
* Filed herewith

Item 9.	Undertakings.

(a)      The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

__________________

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on May 12, 2015.

Sterling Construction Company, Inc.
(Issuer and Employer)

By:	/s/ Roger M. Barzun
Roger M. Barzun
Senior Vice President

POWER OF ATTORNEY

Know all men by these presents, that each individual whose signature appears below (the "undersigned") constitutes and appoints Thomas R. Wright and Roger M. Barzun jointly and severally the undersigned's true and lawful attorneys-in-fact and agents with full powers of substitution for the undersigned and in the undersigned's name, place and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto and all documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Milton L. Scott	Chairman of the Board of Directors	May 12, 2015
Milton L. Scott
/s/ Paul J. Varello	Chief Executive Officer (principal executive officer), Director	May 12, 2015
Paul J. Varello
/s/ Thomas R. Wright	Executive Vice President & Chief Financial Officer, (principal financial officer and principal accounting officer), Treasurer	May 12, 2015
Thomas R. Wright
/s/ Marian M. Davenport	Director	May 12, 2015
Marian M. Davenport
/s/ Maarten D. Hemsley	Director	May 12, 2015
Maarten D. Hemsley
/s/ Charles R. Patton	Director	May 12, 2015
Charles R. Patton
/s/ Richard O. Schaum	Director	May 12, 2015
Richard O. Schaum

Exhibit Index

Exhibit	Description

4.1
Certificate of Incorporation of Sterling Construction Company, Inc. as amended through May 9, 2014 (incorporated by reference to Exhibit 3.0 to Sterling Construction Company, Inc.'s Current Report on Form 8-K, filed on May 13, 2014 (SEC File No. 1-31993)).

4.2
Bylaws of Sterling Construction Company, Inc. as amended through March 13, 2008 (incorporated by reference to Exhibit 3.1 to Sterling Construction Company, Inc.'s Current Report on Form 8-K, filed on March 19, 2008 (SEC File No. 1-31993)).

4.3
Form of Common Stock Certificate of Sterling Construction Company, Inc. (incorporated by reference to Exhibit 4.5 to Sterling Construction Company, Inc.'s Form 8-A, filed on January 11, 2006 (SEC File No. 1-31993)).

4.4
Employment Agreement dated as of March 9, 2015 between Sterling Construction Company, Inc. and Paul J. Varello (incorporated by reference to Exhibit 10.10 to Sterling Construction Company, Inc.'s Annual Report on Form 10-K, filed on March 16, 2015 (SEC File No. 1-31993)).

4.5
Form of Restricted Stock Agreement, which is Attachment A to the Employment Agreement dated as of March 9, 2015 between Sterling Construction Company, Inc. and Paul J. Varello (incorporated by reference to Exhibit 10.10 to Sterling Construction Company, Inc.'s Annual Report on Form 10-K, filed on March 16, 2015 (SEC File No. 1-31993)).

5*	Opinion of Roger M. Barzun as to the legality of the shares being registered.
23.1*	Consent of Grant Thornton LLP.
23.2*	Consent of Roger M. Barzun (included in Exhibit 5).
24*	Power of Attorney (included on Page 6).